Explanation of Responses:

      (1) In addition to Baker Brothers Life Sciences Capital (GP), LLC (formerly known as Baker Biotech Capital III (GP), LLC), this form is being filed jointly by Julian C. Baker, Felix J. Baker, Baker Biotech Capital II (Z)(GP), LLC and Baker Biotech Capital III
            (Z)(GP), LLC, each of whom has the same business address as Baker Brothers Life Sciences Capital (GP), LLC. Each of the reporting persons disclaims beneficial ownership of the securities reported hereon except to the extent of his or its pecuniary interest, if any, therein.

      (2) On April 25, 2006, Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P. and Baker Biotech Fund III (Z), L.P. were merged with and into Baker Biotech Fund III, L.P. which changed its name simultaneously therewith to Baker Brothers Life Sciences, L.P. Simultaneously therewith, Baker Biotech Capital II, L.P., Baker Biotech Capital II (Z), L.P., and Baker Biotech Capital III (Z), L.P., the general partners of Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P. and Baker Biotech Fund III (Z), L.P., respectively, were merged with and into Baker Biotech Capital III, L.P., the general partner of Baker Biotech Fund III, L.P., and Baker Biotech Capital III, L.P. changed its name simultaneously therewith to Baker Brothers Life Sciences Capital, L.P. In addition, simultaneously therewith, Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II (Z)(GP), LLC, and Baker Biotech Capital III
            (Z)(GP), LLC, the general partners of Baker Biotech Capital II, L.P., Baker Biotech Capital II (Z), L.P., and Baker Biotech Capital III (Z), L.P., respectively, were merged with and into Baker Biotech Capital III (GP), LLC, the general partner of Baker Biotech Capital III, L.P. and Baker Biotech Capital III (GP), LLC changed its name simultaneously therewith to Baker Brothers Life Sciences Capital
            (GP), LLC. Julian C. Baker and Felix J. Baker are the controlling members of Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II (Z)(GP), LLC, Baker Biotech Capital III (Z)(GP), LLC and Baker Brothers Life Sciences Capital (GP), LLC, and may have a pecuniary interest in securities held by them. Such pecuniary interest, if any, was unchanged as a result of the mergers referred to herein. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest, if any, therein.

      (3) Represents securities owned directly by Baker Biotech Fund II (Z), L.P., which is no longer subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act").

      (4) Represents securities owned directly by Baker Biotech Fund III (Z), L.P., which is no longer subject to Section 16 of the 1934 Act.

      (5) Represents securities owned directly by Baker Brothers Life Sciences, L.P. (formerly known as Baker Biotech Fund III, L.P.).

      (6) The warrants are exercisable for up to 54,481 shares in the case of Baker Biotech Fund II (Z), L.P., 264,874 shares in the case of Baker Biotech Fund III (Z), L.P. and 1,525,130 shares (1,844,485 shares after the merger) in the case of Baker Brothers Life Sciences, L.P. but may not be exercised to the extent that the holder thereof and its affiliates would beneficially own, for purposes of Section 13(d) of the 1934 Act, more than 9.999% of the outstanding shares, unless this restriction is waived upon 61 days written notice to the issuer. As a result of this restrictions, the warrants are not currently exercisable for any shares.